SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 5(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):September 12, 1996

                 ARVIDA/JMB PARTNERS, L. P.
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     Delaware            0-16976        36-3507015
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     (State of           (Commission    (IRS Employer
     Organization)       File Number)   Identification No.)


          900 North Michigan Avenue, Chicago, Illinois  60611
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      (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:  (312) 915-1987
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                              N/A
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(Former name or former address, if changed since last report)














ARVIDA/JMB PARTNERS, L.P.
ITEM 5.   OTHER EVENTS.  On September 12, 1996, Arvida/JMB
Partners, L.P. (the "Partnership") and Starwood/Florida Funding, L.L.C. ("Starwood") entered into a commitment (the "Commitment") for a term loan (the "Term Loan") to be made to the Partnership in the amount of $160 million, consisting of an $80 million secured senior tranche and an $80 million secured mezzanine tranche. The Commitment is attached hereto as Exhibit 4.1 and incorporated herein by reference.

     In a letter dated September 13, 1996, to the Partnership, Raleigh Capital Associates, L.P. ("Raleigh") expressed its opposition to the Term Loan and proposed a business combination of the Partnership with a Raleigh entity (the "Raleigh Proposal") pursuant to which holders of limited partnership interests (or assignee interests therein, collectively, the "Interests") in the Partnership would be given the choice of receiving (i) $500 per Interest in cash or (ii) $525 per Interest, composed of $400 per Interest in cash plus a security of the surviving entity that, according to Raleigh, would be worth at least $125 per Interest. The Raleigh Proposal is expressly contingent upon the Term Loan not being closed. Although the terms of the Raleigh Proposal are very general in nature and lack specifics, it is clear that the Raleigh Proposal values the Partnership's business for significantly
less than the Partnership believes it is worth.   Accordingly, the
Partnership has advised Raleigh that it has no interest in the Raleigh Proposal and that its business is not for sale.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
     Exhibits:
     4.1  Commitment for a Term Loan by and between Arvida/JMB
          Partners, L.P. and Starwood/Florida Funding, L.L.C. dated September 12, 1996.




















                          SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ARVIDA/JMB PARTNERS, L.P.

                              By:  ARVIDA/JMB MANAGERS, INC.,
                                   its General Partner




                                   By:    GARY A. NICKELE
                                          Gary A. Nickele
                                           Vice President


Date:  September 18, 1996

















                        EXHIBIT INDEX

     Exhibit             Description                   Page

     4.1            Commitment for a Term Loan         6 - 27
                    by and between Arvida/JMB Partners
                    L.P. and Starwood/Florida Funding,
                    L.L.C. dated September 12, 1996.